As filed with the Securities and Exchange Commission on February 24, 2005

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 5	☒

(Check appropriate box or boxes)

Master Large Cap Series Trust

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(609) 282-2800

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll, Jr.

Master Large Cap Series Trust

P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust:
Laurin Blumenthal Kleiman, Esq.	Andrew J. Donohue, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP	FUND ASSET MANAGEMENT, L.P.
787 Seventh Avenue	P.O. Box 9011
New York, New York 10019-6018	Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Large Cap Series Trust (the “Trust”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 7 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of Merrill Lynch Large Cap Series Funds, Inc. (“ML Large Cap”), as filed with the Securities and Exchange Commission (the “Commission”) on February     , 2005, and as amended from time to time (the “ML Large Cap Registration Statement”). Part A of the ML Large Cap Registration Statement includes the prospectus of ML Large Cap.

The Trust is a no-load, open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. The Trust consists of three portfolios: Master Large Cap Growth Portfolio (“Growth Portfolio”), Master Large Cap Value Portfolio (“Value Portfolio”), and Master Large Cap Core Portfolio (“Core Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust.

ML Large Cap is a series fund consisting of three series (each a “Series”): Merrill Lynch Large Cap Growth Fund (“Growth Fund”), Merrill Lynch Large Cap Core Fund (“Core Fund”) and Merrill Lynch Large Cap Value Fund (“Value Fund”). Each series will invest all of its assets in beneficial interests of the corresponding Portfolio of the Trust. Growth Fund, Core Fund and Value Fund, as well as Merrill Lynch Core Principal Protected Fund of Merrill Lynch Principal Protected Trust, and any other feeder fund that may invest in the Trust, are referred to herein as “Feeder Funds.”

i

PART A

February 24, 2005

Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of each Portfolio is long term capital growth. In other words, each Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives.

Each Portfolio tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States. Under normal circumstances each Portfolio invests at least 80% of its assets in equity securities of “large cap companies” the Investment Adviser selects from among those included in the Russell 1000® Index. Large cap companies means companies that at the time of purchase, are included in the Russell 1000® Index. This definition of large cap companies may be changed in response to changes in the markets. The Investment Adviser uses a different multi-factor quantitative model to look for companies within the Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Portfolio.

Each Portfolio will seek to outperform its benchmark:

•	Growth Portfolio will seek to outperform the Russell 1000® Growth Index by investing in equity securities that the Investment Adviser believes have above average earnings prospects. The Russell 1000® Growth Index (which consists of those Russell 1000® securities with a greater than average growth orientation) is a subset of the Russell 1000® Index.

•	Value Portfolio will seek to outperform the Russell 1000® Value Index by investing in equity securities that the Investment Adviser believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® companies with lower price-to-book ratios and lower forecasted growth values.

•	Core Portfolio has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although the Growth Portfolio emphasizes growth-oriented investments, the Value Portfolio emphasizes value-oriented investments and the Core Portfolio uses a blend of growth and value, there are equity investment strategies common to all three Portfolios. In selecting securities for a Portfolio from that Portfolio’s benchmark universe, the Investment Adviser uses a different proprietary quantitative model for each Portfolio. Each model employs three filters in its initial screens: earnings momentum, earnings surprise and valuation. For each Portfolio, the Investment Adviser looks for strong relative earnings growth, preferring internal growth and unit growth to growth resulting from a company’s pricing structure. A company’s stock price relative to its earnings and book value is also examined — if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for any Portfolio. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Portfolio generally will not hold all the stock in its applicable index, and because a Portfolio’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Portfolios are not “index” trust funds. In seeking to outperform the applicable benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the applicable index. These criteria currently include the following:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings momentum and growth

•	Weighted median market capitalization of a Portfolio’s portfolio

•	Allocation among the economic sectors of a Portfolio’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies.    In addition to the main strategies discussed above, the Portfolios may use other investment strategies.

Each Portfolio also may invest up to 10% of its assets in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.” Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are considered “foreign securities” for the purpose of the Portfolio’s investment allocations. Each Portfolio anticipates that it would generally limit its foreign securities investments to ADRs of issuers in developed countries.

Each Portfolio may also lend its securities and invest uninvested cash balances in affiliated money market funds.

Each Portfolio may use derivatives for hedging purposes. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the Standard & Poor’s 500 Index. The derivatives that a Portfolio may use include, but are not limited to, options on portfolio positions, financial futures and options on such futures.

Each Portfolio may invest in investment grade convertible securities, preferred stocks, illiquid securities and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. government). There are no restrictions on the maturity of the debt securities in which a Portfolio may invest.

As a temporary measure for defensive purposes, each Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Portfolio’s ability to meet its investment objective.

(c) Risks

This section contains a summary discussion of the general risks of investing in the Portfolios. There can be no guarantee that a Portfolio will meet its objectives, or that a Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Portfolios:

Market Risk and Selection Risk

Market risk is the risk that one or more markets in which a Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Investing Style Risk

The Growth Portfolio follows an investing style that favors growth companies and the Value Portfolio follows an investing style that favors value companies. Historically, growth investments have performed best during the later stages of economic expansion and value investments have performed best during periods of economic recovery. Therefore, both the growth and value investing styles may over time go in and out of favor. At times when the investing style used by a Portfolio is out of favor, the Portfolio may underperform other equity funds that use different investing styles.

The Portfolios also may be subject to certain other risks associated with their investments and investment strategies, including:

Derivatives

Each Portfolio may use derivative instruments to hedge its investments. Derivatives allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk – the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Leverage risk – the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that a Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. No Portfolio is required to use hedging and each may choose not to do so.

When Issued and Delayed Delivery Securities and Forward Commitments

Each Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. Each Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Borrowing and Leverage Risk

Each Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio interests and in the return on its portfolio securities. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce a Portfolio’s return. Certain derivative securities that a Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Securities Lending

Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Portfolio.

Foreign Market Risks

Each Portfolio may invest in companies located in countries other than the United States. This may expose each Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

(d) Portfolio Holdings.

For a discussion of the Trust’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Trust makes the top ten holdings of each Portfolio available on a monthly basis at www.mutualfunds.ml.com generally within 12 business days after the end of the month to which the information applies.

Item 5. — Management, Organization, and Capital Structure.

(a) (1) Investment Adviser

The Investment Adviser manages each Portfolio’s investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and FAM gives the Investment Adviser the responsibility for making all investment decisions for the Portfolios. The Investment Adviser has a sub-advisory agreement (the “Sub-Advisory Agreement”) with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”), an affiliate, under which the Investment Adviser may pay a fee for services it receives.

With respect to the Growth Portfolio and the Value Portfolio, the Investment Adviser receives a fee at the annual rate of 0.50% of the average daily net assets of the applicable Portfolio. With respect to the Core Portfolio, the Investment Adviser receives a fee at the annual rate of 0.50% of Core Portfolio’s average daily net assets not exceeding $1 billion and 0.45% of average daily net assets in excess of $1 billion.

FAM was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. FAM had approximately $489 billion in investment company and other portfolio assets under management as of January 2005. This amount includes assets managed for affiliates of the Investment Adviser.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Portfolio and its interest holders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Portfolios. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of a Portfolio. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by a Portfolio and may result in Merrill Lynch having positions that are adverse to those of the Portfolio. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, Merrill Lynch may compete with the Portfolios for appropriate investment opportunities. In addition, the Portfolios may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. Each Portfolio also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. The Portfolios may also make brokerage and other payments to Merrill Lynch in connection with a Portfolio’s portfolio investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees, each Portfolio has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Portfolio to the extent that the Portfolio engages in the securities lending program. For these services, the lending agent may receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser or its affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its interest holders. See the Part B of this registration statement for further information.

(a) (2) Portfolio Managers

The Portfolios are managed by a team of investment professionals who participate in the team’s research process and stock selection. The senior investment professional in this group is Robert C. Doll, Jr. Mr. Doll, the team leader, is responsible for the day-to-day management of the Portfolios and has been the portfolio portfolio manager since inception. Mr. Doll has been the President of Merrill Lynch Investment Managers (“MLIM”) since 2001. He was Co-Head (Americas Region) of MLIM from 1999 to 2000. Prior to joining MLIM, he was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and an Executive Vice President thereof from 1991 to 1999. He has been President and a member of the Board of the funds advised by MLIM and its affiliates since 2005.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or a Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

The Growth Portfolio, Value Portfolio and Core Portfolio each is a separate series of the Trust. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 6. — Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust

The net asset value of the beneficial interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “NYSE”) on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Portfolio invests primarily in the securities of U.S. issuers or in ADRs of foreign issuers that trade in the U.S. markets. Therefore, each Portfolio generally prices its securities as of the close of the NYSE based on the closing market prices of the securities. However, if market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security, that security may be valued by another method that the Board of Trustees believes accurately reflects the fair value.

The Board has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that materially affect a Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or reliable, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by a Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster). The Portfolios’ use of fair value pricing is designed to ensure that each Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair valuation used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business of the NYSE or the next determination of net asset value of each Portfolio.

(b) Purchase of Beneficial Interests in the Trust

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. A Portfolio may reject a withdrawal request under certain circumstances. Investments in any Portfolio of the Trust may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Tax Consequences

Each Portfolio is treated as a separate partnership for federal income tax purposes and, thus, is not subject to income tax.

Based upon the status of each Portfolio as a partnership, each investor in a Portfolio takes into account its share of such Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that a regulated investment company (“RIC”) that invests in any Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the RIC invested all of its assets in the Portfolio.

Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s Portfolios by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the ML Large Cap Registration Statement.

The Trust’s placement agent is FAM Distributors, Inc.

PART B

February 24, 2005

Master Large Cap Series Trust

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Series Trust (the “Trust”), dated February 24, 2005, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of this Registration Statement, please call the Trust at 1-800-637-3863, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of Merrill Lynch Large Cap Series Funds, Inc. (“ML Large Cap”), as filed with the Securities and Exchange Commission (the “Commission”) on February     , 2005, and as amended from time to time (the “ML Large Cap Registration Statement”). Part A of the ML Large Cap Registration Statement includes the prospectus of ML Large Cap. Part B of the ML Large Cap Registration Statement includes the statement of additional information of ML Large Cap.

ML Large Cap is a series fund consisting of three series (each a “Series”): Merrill Lynch Large Cap Growth Fund (“Growth Fund”), Merrill Lynch Large Cap Core Fund (“Core Fund”) and Merrill Lynch Large Cap Value Fund (“Value Fund”). Each series will invest all of its assets in beneficial interests of the corresponding Portfolio of the Trust. Growth Fund, Core Fund and Value Fund, as well as Merrill Lynch Core Principal Protected Fund of Merrill Lynch Principal Protected Trust, and any other feeder fund that may invest in the Trust, are referred to herein as “Feeder Funds.”

Item 10. — Trust History.

The Trust was organized as a Delaware Statutory trust on October 19, 1999.

The Trust consists of three series: Master Large Cap Growth Portfolio (the “Growth Portfolio”), Master Large Cap Core Portfolio (the “Core Portfolio”) and Master Large Cap Value Portfolio (the “Value Portfolio”).

Item 11. — Description of the Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Trust, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the ML Large Cap Registration Statement.

Information on the Trust’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the ML Large Cap Registration Statement.

Item 12. — Management of the Trust.

(a) Management Information

The Trustees of the Trust consists of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The same individuals serve as Directors of ML Large Cap. The Trustees are responsible for the overall supervision of the operations of the Portfolios and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information.    Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. (“MLIM”) or their affiliates, (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (61)***	Trustee	Trustee since 1999	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	38 registered investment companies consisting of 55 portfolios	None

Joe Grills (69)***	Trustee	Trustee since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman from 1998 to 2004 and Director Emeritus since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof since 2002; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	38 registered investment companies consisting of 55 portfolios	Kimco Realty Corporation
Herbert I. London (65)	Trustee	Trustee since 1999	John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.	38 registered investment companies consisting of 55 portfolios	None

Roberta Cooper Ramo (62)	Trustee	Trustee since 1999	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute since 2004.	38 registered investment companies consisting of 55 portfolios	None

Robert S. Salomon, Jr. (68)	Trustee	Trustee since 2002	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 to 1995; regular columnist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.	38 registered investment companies consisting of 55 portfolios	None

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Stephen B. Swensrud (71)	Trustee	Trustee since 2002	Chairman of Fernwood Advisors, Inc. (investment adviser) since 1996; Principal, Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (manufacturing company) since 1978; Director of International Mobile Communications, Inc. (telecommunications company) since 1998.	39 registered investment companies consisting of 56 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.
***	Co-Chairman of the Board and Co-Chairman of the Audit Committee.

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of MLIM/FAM-advised funds overseen and public directorships held.

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (50)***	President, Trustee**** and Portfolio Manager	President and Trustee since 2005	President of MLIM/FAM-advised funds since 2005; President of FAM and MLIM since 2001; Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Co-Head (America’s Region) of FAM and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999	114 registered investment companies consisting of 150 portfolios	None

Donald C. Burke (44)	Vice President and Treasurer	Vice President and Treasurer since 1999

First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001.

				124 registered investment companies consisting of 163 portfolios	None

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

Jeffrey Hiller (53)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds since 2004; First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Global Director of Compliance at Morgan Stanley Investment Management Company from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; and Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.	125 registered investment companies consisting of 164 portfolios	None

Alice A. Pellegrino (44)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004.	124 registered investment companies consisting of 163 portfolios	None

*	The address of each officer and the interested Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act of the Trust based on his positions with FAM, MLIM, Princeton Services and Princeton Administrators.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified or until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended October 31, 2004.

The Trust also has a Nominating Committee, which consists of three of the non-interested Trustees: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund shareholders or interest holders of the Trust as it deems appropriate. Feeder Fund shareholders or interest holders of the Trust who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met once during the Trust’s fiscal year ended October 31, 2004.

Share Ownership.    Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the MLIM/FAM-advised of funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004 is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in All Registered Funds Overseen by Trustee in Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	None	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	None	Over $100,000
Joe Grills	None	Over $100,000
Herbert I. London	None	Over $100,000
Roberta Cooper Ramo	None	Over $100,000
Robert S. Salomon, Jr.	None	Over $100,000
Stephen B. Swensrud	None	$10,001-$50,000

*	The Trust does not offer beneficial interests for sale to the public.

As of February 4, 2005, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Trust. As of December 31, 2004, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

The Trust, on behalf of each Portfolio, has entered into an investment advisory agreement with FAM, as Investment Adviser (the “Investment Advisory Agreement”). The Investment Adviser has also entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”) pursuant to which MLAM U.K. provides investment advisory services to the Investment Adviser with respect to the Trust.

The Board of Trustees of the Trust and the Audit Committee meet in person at least quarterly for two days. In addition, the Board and the Audit Committee meet frequently by telephone between Board meetings. During these meetings the Board and Audit Committee, which includes all members of the Board who are not interested persons of the Trust, review and evaluate extensive information regarding the nature, scope and quality of the services provided to the Portfolios and/or the Feeder Funds by the personnel of the Investment Adviser, MLAM U.K. and their affiliates, and the quality of the personnel providing the services. These services include administrative services, stockholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Portfolios. The Board also considers the direct and indirect benefits to the Investment Adviser and MLAM U.K. from their relationship with the Portfolios and the Feeder Funds. Based on their experience as Trustees of the Trust and as directors of other MLIM/FAM-advised funds, the Board has concluded that the Trust and each Portfolio benefit, and should continue to benefit, from those services.

At each meeting at which an agreement is considered for renewal, the non-interested Trustees review fund-specific data, including information supplied by MLIM and its affiliates concerning the comparability of fees and total expenses and the performance of each Portfolio and Feeder Fund, and the profitability of each Portfolio and Feeder Fund to the Investment Adviser.

In addition to information supplied to the Board by MLIM and its affiliates, the Board considers extensive data compiled by Lipper Inc. that compares each Portfolio and Feeder Fund to other funds with comparable assets under management that are not advised by MLIM, FAM or their affiliates and that invest primarily in securities that are issued by large capitalization issuers in the United States. This information includes comparative data on performance, each Portfolio’s/Feeder Fund’s fee rate for advisory and administrative services and ratios for management expenses, investment-related expenses, analyses of portfolio turnover and total expenses. The Board reviews each Portfolio’s contractual management fees and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and administrative service fees and the effects of any fee waivers - and review historical Portfolio performance compared to the other funds in its category. The Board also compared each Portfolio’s and Feeder Fund’s total expenses to those of other, similarly managed funds. With respect to each Portfolio and its corresponding Feeder Fund, the Board noted the following: (i) the Growth Portfolio had a contractual management fee rate and an actual management fee rate at a common asset level that was at the median of the fourteen funds in its category, and total expenses that were below the median of the funds in its group. The Board also noted that the Growth Portfolio had historical net performance that was in the second or third quartile of the funds in its performance group for the periods measured and outperformed its benchmark index for all periods. Based on this information, the Board determined that the Growth Portfolio’s fees and expenses were reasonable in relation to the services provided; (ii) the Value Portfolio had a contractual and actual management fee rate at a common asset level that was below the median of the fourteen funds in its category, and total expenses that were below the median of the funds in its group. In addition, the Board noted that the Value Portfolio had historical net performance that was in the first or second quartile of the funds in its performance group for the periods measured and outperformed its benchmark index for all periods. Based on this information, the Board determined that the Value Portfolio’s fees and expenses were reasonable in relation to the services provided; and (iii) the Core Portfolio had a contractual management fee rate at a common asset level that was slightly above (0.063%) the median of the ten funds in its category, an actual management fee rate that was somewhat above (0.104%) the median of in its category, and total expenses that were slightly above (0.027%) the median of the funds in its group. The Board also noted that the Core Portfolio had historical net performance that was above the median of its performance group and outperformed its benchmark index for all periods measured. Based on this information, the Board determined that the Core Portfolio’s fees and expenses were reasonable in relation to the services provided.

The Board also requested, received and considered profitability information related to the management revenues from the Portfolios and the Feeder Funds. The Board also received and evaluated information concerning “soft dollar” benefits to the Investment Adviser and its affiliates from the trading of Portfolio securities. Based upon the information reviewed and their discussion, the Board concluded that each Portfolio’s management fee rate schedule was reasonable in relation to the services provided by the Investment Adviser and MLAM U.K. to that Portfolio as well as the costs incurred and benefits to be gained by the Investment Adviser, MLAM U.K. and their affiliates in providing such services. The Board also found the management fee rates and total expense ratios to be reasonable in comparison to the fees charged by other comparable funds of similar size.

In reviewing the Investment Advisory Agreement of each Portfolio, the Board attaches substantial importance to the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies that invest primarily in equity securities of large capitalization U.S. issuers -- including other MLIM/FAM-advised funds that have investment objectives and strategies substantially similar to those of the Funds. The Board considered the amount of equity assets under the management of the Investment Adviser and its affiliates as well as the experience of the Portfolios’ portfolio management team. The Board noted that the Investment Adviser is one of the largest managers of equity assets and has over twenty-five years experience investing in equity securities, and that Robert C. Doll, Jr., each Portfolio’s portfolio manager, has over ten years of experience investing in equity securities. The Board noted that the Investment Adviser has a high level of expertise in managing the types of investments used by the Portfolio s and concluded that each Portfolio benefits, and should continue to benefit, from that expertise. The Board based its conclusions on the Board members’ experience as directors of other open-end investment companies managed by the Investment Adviser that invest in large cap equity securities and on their experience with other services, such as security analysis and risk management, performed by the Investment Adviser.

The Board considered whether there should be changes in the advisory fee rate or structure in order to enable a Portfolio to participate in any economies of scale that the Investment Adviser may experience as a result of growth in that Portfolio’s assets. The Board determined that the current advisory fee rate schedule, which for the Core Portfolio includes breakpoints that reduce the Portfolio’s advisory fee rate as the aggregate assets of the Portfolio increase, was reasonable and that no changes are currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

(c) Compensation

Each non-interested Trustee receives an aggregate annual retainer of $125,000 for his or her services to MLIM/FAM-advised funds, including the Trust. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person Audit Committee meeting attended. The annual per meeting fees paid to each non-interested Trustee aggregate $100,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended October 31, 2004, and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2004.

Name	Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expense	Aggregate Compensation from Trust and Other MLIM/FAM- Advised Funds**
James H. Bodurtha**	$15,896	None	$250,000
Joe Grills**	$15,896	None	$250,000
Herbert I. London	$14,132	None	$225,000
André F. Perold***	$11,853	None	$168,750
Roberta Cooper Ramo	$14,132	None	$225,000
Robert S. Salomon Jr.	$14,132	None	$225,000
Stephen B. Swensrud	$14,132	None	$231,000

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation see the table beginning on page 11.
**	Co-Chairman of the Audit Committee.
***	Mr. Perold retired as a Trustee effective October 1, 2004.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Funds, FAM, MLAM UK and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the ML Large Cap Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

As of January 31, 2005, ML Large Cap owned 94.53% of the outstanding interests in the Trust and, therefore, controlled the Trust, Merrill Lynch Core Principal Protected Fund owned 5.47% of the outstanding interests in the Trust. Currently ML Large Cap is comprised of three funds. Set forth in the table below are the Funds comprising ML Large Cap, the Portfolio in which each fund invests and the approximate percentage ownership of Trust interests owned by each Fund.

	ML Large Cap
Trust Portfolio	Fund	Approx. % of Trust Owned
Growth Portfolio	Merrill Lynch Large Cap Growth Fund	11.32%
Value Portfolio	Merrill Lynch Large Cap Value Fund	27.76%
Core Portfolio	Merrill Lynch Large Cap Core Fund	55.45%

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 14. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A and Item 12 in this Part B. Information relating to the investment management and other services provided to the Trust by the Investment Adviser is incorporated herein by reference from Part A of ML Large Cap Registration Statement, and from the sub-section entitled “Management and Advisory Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the ML Large Cap Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the ML Large Cap Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the ML Large Cap Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A

FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the ML Large Cap Registration Statement.

Item 16. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust that establishes the Trust, the Trustees are authorized to issue beneficial interests in each Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, subject to certain adjustments in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of three Portfolios. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio generally participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are generally entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 17. — Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The net asset value of the shares of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business on the NYSE or the next determination of net asset value of the Portfolio.

Equity securities that are held by each Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. Each Portfolio employs pricing services to provide certain securities prices for each Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by each Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of each Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of each Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by each Portfolio’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by each Portfolio’s Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s (including each Portfolio’s) interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio.

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the New York Stock Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust generally may not be transferred.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

Item 18. — Taxation of the Portfolios and Investors.

Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio takes into account its share of such Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is October 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the applicable Portfolio as they are taken into account by that Portfolio.

Certain transactions of the Trust are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Trust to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If a Portfolio of the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Portfolio’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Trust, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Funds could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

Each Portfolio may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested within various countries is not known.

Each Portfolio of the Trust is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing feeder funds that are RICs will be treated as owners of their proportionate shares of a Portfolio’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. Each Portfolio of the Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 19. — Underwriters.

The exclusive placement agent for each Portfolio of the Trust is FAMD (the “Placement Agent”), an affiliate of the Investment Adviser and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Pursuant to the Placement Agency Agreement, the Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 20. — Calculation of Performance Data.

Not Applicable.

Item 21. — Financial Statements.

The audited financial statements of each Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the 2004 Annual Reports of the Feeder Funds set forth below:

Portfolio	Included in the 2004 Annual Report of:
Core Portfolio	Merrill Lynch Large Cap Core Fund

Growth Portfolio	Merrill Lynch Large Cap Growth Fund

Value Portfolio	Merrill Lynch Large Cap Value Fund

You may request a copy of an Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern Time on any business day.

PART C.    OTHER INFORMATION

Item 22.    Exhibits.

Exhibit Number	Description

1(a)	—Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(a)

2	—By-Laws of Registrant.(a)

3	—Copies of instruments defining the rights of shareholders, including the relevant portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant.(b)

4(a)	—Form of Amended and Restated Investment Advisory Agreement.(i)

(b)	—Form of Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)

5	—Not Applicable.

6	—Not Applicable.

7	—Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(g)

8(a)	—Form of Placement Agent Agreement between the Registrant and Princeton Funds Distributor, Inc. (now FAM Distributors, Inc.)(a)

8(b)(1)	—Form of Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(d)

(2)	—Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(e)

(3)	—Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(f)

(4)	—Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)

(5)	—Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (l)

8(c)	—Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(h)

9	—Not Applicable.

10(a)	—Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.

(b)	—Consent of Brown & Wood LLP, counsel for the Registrant.(a)

11	—Not Applicable.

12	—Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—Not Applicable.

14	—Not Applicable.

15	—Code of Ethics.(c)

16	—Power of Attorney.(k)

(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).

(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.2, 8.3, 8.4, 8.6, 8.7 and 8.9), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.
(d)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(e)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 811-5870), filed on December 14, 2001.
(f)	Incorporated by reference to Exhibit(b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 13, 2002.
(g)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.
(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed July 24, 2002.
(i)	Filed on February 26, 2003 as an Exhibit to Amendment No. 3 to the Registration Statement.
(j)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899) filed on December 4, 2003.
(k)	Incorporated by reference to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Large Cap Series Funds, Inc. (File No. 333-89389) filed on February 24, 2005.
(l)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 26, 2004.

Item 23.    Persons Controlled By Or Under Common Control With The Registrant.

The Registrant does not control and is not under common control with any other person.

Item 24.    Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

        Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)  the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)  the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)  there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)  a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)  an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 25.    Business And Other Connections Of Investment Adviser.

See Item 5 in the Registrant’s Part A and Item 14 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 25 in Part C of the Merrill Lynch Large Cap Series Fund, Inc.’s Registration Statement on Form N-1A.

Item 26.    Principal Underwriters.

(a) FAMD acts as the placement agent for the Registrant and as principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund; Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(c) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Andrew J. Donohue	President and Director	None
Michael G. Clark	Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
John Fosina	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

Item 27.    Location Of Accounts And Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 28.    Management Services.

Other than as set forth or incorporated by reference in Item 5 of Part A and Item 12 and Item 14 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29.    Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 24th day of February, 2005.

MASTER LARGE CAP SERIES TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number		Description

10	(a)	—Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.